Exhibit 99

Section 2: EX-99 (PRESS RELEASE)

FOR RELEASE November 12, 2009

BOTETOURT BANKSHARES, Inc.

19747 Main Street

Buchanan, Virginia 24066

For Further Information Contact:

Michelle A. Alexander, Chief Financial Officer

(540) 591-5013

BOTETOURT BANKSHARES, INC ANNOUNCES EARNINGS

BUCHANAN, VIRGINIA. November 12, 2009 — Buchanan-based Botetourt Bankshares, Inc. announced today its consolidated financial results for the quarter ending September 30, 2009. Net income for the three months ended September 30, 2009 was $384,260 compared to $458,908 for the same period last year, representing a decrease of $74,648 or 16.27%. Both basic and diluted earnings per share decreased $0.06 from $0.37 at September 30, 2008 to $0.31 at September 30, 2009.

Net income for the first nine months of 2009 amounted to $862,050. This amount compares to $1,696,602, for the same period of 2008, representing a decrease of $834,552 or 49.19%. Both basic and diluted earnings per share decreased $0.67 from $1.36 at September 30, 2008 to $0.69 at September 30, 2009.

At September 30, 2009 total assets amounted to $299,583,988, total deposits were $270,402,973, net loans were $260,078,483 and total stockholders’ equity was $25,978,136.

The Board of Directors of Botetourt Bankshares, Inc., the holding company for Buchanan, VA-based Bank of Botetourt, declared a quarterly dividend payment to $0.08 per share. The cash dividend was payable November 10, 2009 to stockholders of record on October 28, 2009.

H. Watts Steger, Chairman and Chief Executive Officer of Botetourt Bankshares, Inc. “Earnings have been adversely impacted due to continued issues with non-performing loans, resulting in higher than budgeted expense to the allowance for loan losses. Management is confident that the allowance remains at a level that is adequate to absorb losses. While our economy has continued to struggle, management is encouraged that economic conditions are showing signs of improvement. Botetourt Bankshares, Inc. continues to be profitable, financially strong and well capitalized, as we have been for 109 years. “

Botetourt Bankshares, Inc. is the holding company for Bank of Botetourt, which was chartered in 1899. Bank of Botetourt operates ten full service offices in Botetourt, Rockbridge, Roanoke, and Franklin counties.

Information in this press release contains “forward-looking statements.” These statements involve risks and uncertainties that could cause actual results to differ materially including, without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Botetourt Bankshares, Inc.’s recent filings with the Securities and Exchange Commission, included but not limited to its Annual Report on Form 10-K and its other periodic reports.

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Botetourt Bankshares, Inc.

Consolidated Balance Sheets

September 30, 2009 and December 31, 2008

	(Unaudited) September 30, 2009	(Audited) December 31, 2008
Assets
Cash and due from banks	$7,491,336	$8,621,683
Interest-bearing deposits with banks	297,329	200,951
Federal funds sold	690,000	-
Investment securities available for sale	16,206,242	16,618,498
Investment securities held to maturity (fair value approximates $301,350 at September 30, 2009 and $1,342,387 at December 31, 2008)	300,000	1,350,000
Restricted equity securities	581,000	550,900
Loans, net of allowance for loan losses of $3,493,862 at September 30, 2009 and $3,780,725 at December 31, 2008	260,078,483	252,940,323
Property and equipment, net	8,026,011	8,301,847
Accrued income	1,397,041	1,454,202
Foreclosed assets	1,370,314	1,363,016
Other assets	3,146,232	2,990,591

Total assets	$299,583,988	$294,392,011

Liabilities and stockholders’ equity
Liabilities
Noninterest-bearing deposits	$31,942,541	$33,815,283
Interest-bearing deposits	238,460,432	230,727,185

Total deposits	270,402,973	264,542,468

Federal funds purchased	—	1,113,000
Accrued interest payable	731,930	814,621
Other liabilities	2,470,949	2,330,158

Total liabilities	273,605,852	268,800,247

Commitments and contingencies	—	—

Stockholders’ equity
Common stock, $1.00 par value, 2,500,000 shares authorized, 1,245,300 issued and outstanding at September 30, 2009 and December 31, 2008	1,245,300	1,245,300
Additional paid-in capital	1,618,584	1,618,584
Retained earnings	24,406,295	24,067,271
Accumulated other comprehensive loss	(1,292,043)	(1,339,391)

Total stockholders’ equity	25,978,136	25,591,764

Total liabilities and stockholders’ equity	$299,583,988	$294,392,011

Botetourt Bankshares, Inc.

Consolidated Statements of Income

For the Nine and Three Months Ended September 30, 2009 and 2008 (unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2009	2008	2009	2008
Interest income
Loans and fees on loans	$11,898,578	$12,676,929	$3,888,825	$4,149,134
Federal funds sold	4,086	45,718	1,317	1,907
Investment securities:
Taxable	316,219	359,883	105,894	127,497
Exempt from federal income tax	210,778	256,291	64,110	83,724
Dividend income	1,853	29,893	1,197	7,584
Deposits with banks	2,931	4,175	1,439	905

Total interest income	12,434,445	13,372,889	4,062,782	4,370,751

Interest expense
Deposits	5,110,970	5,843,988	1,645,776	1,811,707
Federal funds purchased	1,646	34,171	151	15,389

Total interest expense	5,112,616	5,878,159	1,645,927	1,827,096

Net interest income	7,321,829	7,494,730	2,416,855	2,543,655
Provision for loan losses	1,045,000	455,000	260,000	310,000

Net interest income after provision for loan losses	6,276,829	7,039,730	2,156,855	2,233,655

Noninterest income
Service charges on deposit accounts	587,629	467,219	194,625	172,941
Mortgage origination fees	158,516	152,071	43,828	43,140
Net realized gain on sale of AFS securities	8,505	5,905	500	5,905
Other income	793,544	646,328	303,906	232,462

Total noninterest income	1,548,194	1,271,523	542,859	454,448

Noninterest expense
Salaries and employee benefits	3,482,719	3,115,391	1,215,448	1,043,068
Occupancy and equipment expense	741,796	793,657	234,047	279,756
Foreclosed assets, net	102,012	83,788	18,729	47,249
Other expense	2,311,270	1,876,855	692,836	658,761

Total noninterest expense	6,637,797	5,869,691	2,161,060	2,028,834

Income before income taxes	1,187,226	2,441,562	538,654	659,269
Income tax expense	325,176	744,960	154,394	200,361

Net income	$862,050	$1,696,602	$384,260	$458,908

Basic earnings per share	$0.69	$1.36	$0.31	$0.37

Diluted earnings per share	$0.69	$1.36	$0.31	$0.37

Dividends declared per share	$0.42	$0.63	$0.14	$0.21

Basic weighted average shares outstanding	1,245,300	1,244,534	1,245,300	1,244,925

Diluted weighted average shares outstanding	1,245,300	1,245,905	1,245,300	1,246,143